Exhibit 5.1

OPINION OF GRAY REED & MCGRAW LLP

December 14, 2021

Cerberus Cyber Sentinel Corporation

6900 E Camelback Road, Suite 240

Scottsdale, Arizona 85251

Ladies and Gentlemen:

We have acted as counsel to Cerberus Cyber Sentinel Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Act”), of the proposed issuance and sale by the Company of (a) 2,000,000 shares (the “Primary Shares”) of the Company’s common stock, $.00001 par value per share (the “Common Stock”); (b) up to 300,000 shares of Common Stock purchased pursuant to over-allotments, if any (the “Over-Allotment Shares”); and (c) shares of Common Stock issuable upon exercise of warrants to purchase up to 7% in the aggregate of the number of Primary Shares and Over-Allotment Shares to be issued and sold in the offering (the “Warrant Shares”).

In connection with this opinion letter, we have reviewed and are familiar with the Company’s Certificate of Incorporation, as amended, and by-laws and such other records and agreements of the Company, certificates or public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company’s board of directors and other records relating to the authorization, sale, and issuance of the Primary Shares, the Over-Allotment Shares and the Warrant Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all persons executing documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of the Primary Shares, the Over-Allotment Shares and the Warrant Shares, the Registration Statement will have been declared effective under the Act and will not have been modified or rescinded.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that: (i) the Primary Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Over-Allotment Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (iii) the Warrant Shares, when issued pursuant to the terms of the warrant to be issued to the underwriters, will be validly issued, fully paid and non-assessable.

The opinions herein are also subject to the following exceptions, limitations and qualifications:

A. The opinions expressed herein are limited to the corporate laws of the State of Delaware, including the applicable provisions of the Delaware Constitution, all applicable statutory provisions and any reported judicial decisions interpreting those laws.

B. We have assumed that there shall be no change in law affecting the validity of the Shares (between the date hereof and the date of sale thereof).

C. This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

This opinion letter is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus contained therein and, provided that the conditions set forth in this opinion letter are satisfied, any amendments or supplements thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Respectfully submitted,

GRAY REED & MCGRAW LLP

By:	/s/ David R. Earhart
David R. Earhart, Partner